FOR IMMEDIATE RELEASE

JONES SODA CO. STRENGTHENS EXECUTIVE TEAM WITH THE APPOINTMENT OF JAMES STAPLETON AS CHIEF FINANCIAL OFFICER

Seattle, WA – February 27, 2012 – Jones Soda Co. (the Company) (NASDAQ: JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, announced today that the Board of Directors has appointed James P. Stapleton as the company's new Chief Financial Officer, effective Tuesday, February 28, 2012.

Mr. Stapleton fills the vacancy from Michael R. O’Brien’s departure on September 13, 2011. During the interim period, Jennifer Cue served as Interim Chief Financial Officer from September 13, 2011 through November 30, 2011 as an independent contractor. Since that time, Carrie Traner, Vice President of Finance, has served as principal financial officer.

Mr. Stapleton has an extensive background in strategic and financial planning, mergers and acquisitions, debt and equity financing, corporate turnarounds and investor relations. Since 2008, Mr. Stapleton has served as a consultant and advisor to small publicly traded companies and private companies and has participated in strategic business consulting, due diligence reviews for investors, and financial advising during this time. From 2005 to 2007 Mr. Stapleton was the CFO of Bionovo, Inc. (BNVI.PK), a clinical stage drug discovery and development company. Prior to that, from 2003 to 2005, he served as CFO of Auxilio, Inc. (AUXO.OB), a print management services company to the healthcare industry.

“We are very excited to add Jim Stapleton to the organization. The vetting process was both rigorous and time consuming but worth the time and energy, as we have found in Jim an executive with the specific skill sets we were looking for,” said Bill Meissner, Chief Executive Officer of Jones Soda. “We have added team strength in multiple functional areas of our business, putting Jim in as the CFO will help us seek cost efficiencies in our manufacturing processes, drive more productivity out of our revenue drivers and increase our investor relations bandwidth.”

Mr. Stapleton commented, "I’m very enthusiastic about the opportunity to join the Jones Soda organization. The brand, product line and team are all moving in the right direction, and I hope to play a role in the continued momentum of this exciting story."

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co.® (NASDAQ: JSDA) markets and distributes premium beverages under the Jones Soda, Jones Pure Cane Soda® and WhoopAss Energy Drink® brands and sells through its distribution network in markets primarily across North America. A leader in the premium soda category, Jones is known for its variety of flavors and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers.

Forward-Looking Statements Disclosure
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming”. The forward-looking statements in this release include, among other things, statements regarding Jones Soda’s future growth and operating results. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Information about factors that potentially could affect Jones Soda’s financial results is included in Jones Soda’s most recent annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission in 2011. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Jones Soda undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
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For further information, contact:

Carrie Traner, Vice President of Finance, Jones Soda Co.
(206) 624-3357 or ctraner@jonessoda.com

Amanda Foley, Duo PR, for Jones Soda Co.
(206) 957-1387 or amanda@duopr.com